EXHIBIT 1(F)
                                            WILSHIRE TARGET FUNDS, INC.
                                              ARTICLES SUPPLEMENTARY

         WILSHIRE TARGET FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: In accordance with procedures established in the Corporation's Charter and pursuant to Section 2-208 of Maryland General Corporate Law, the Board of Directors of the Corporation, by resolution dated June 8, 1998, duly reclassifies one hundred million (100,000,000) shares of the authorized common stock of the Corporation into the following portfolio and classes, designated as follows, and hereby duly reclassifies one hundred million (100,000,000) shares of the authorized common stock of the Corporation as unclassified:


                                                                                            Authorized
                                                                                              Shares
              Former Classification                 New Classification                       Allocated

              Intermediate Corporate                Wilshire 5000 Plus Fund -               50,000,000
              Bond Portfolio -                      Investment Class
              Investment Class

              Intermediate Corporate                Wilshire 5000 Plus Fund -               50,000,000
              Bond Portfolio -                      Institutional Class
              Institutional Class

              Long-Term Corporate                   Unclassified                            50,000,000
              Bond Portfolio -
              Investment Class

              Long-Term Corporate                   Unclassified                            50,000,000
              Bond Portfolio -
              Institutional Class

         SECOND: The shares of the corporation reclassified pursuant to Article First of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of common stock of the various series that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as herein above set forth, the Corporation had the authority to issue six hundred million (600,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), of which the Board of Directors had designated six hundred million shares into portfolios and classes and classified the shares of each portfolio and class as follows:

                                             Previous Classification of Shares

                                                                                          Number of Authorized
                        Name of Portfolio                     Class Designation             Shares Allocated

            Large Company Growth Portfolio                 Investment Class Shares             50,000,000
                                                         Institutional Class Shares            50,000,000

            Large Company Value Portfolio                  Investment Class Shares             50,000,000
                                                         Institutional Class Shares            50,000,000

            Small Company Growth Portfolio                 Investment Class Shares             50,000,000
                                                         Institutional Class Shares            50,000,000

            Small Company Value Portfolio                  Investment Class Shares             50,000,000
                                                         Institutional Class Shares            50,000,000

            Intermediate Corporate Bond Portfolio          Investment Class Shares             50,000,000
                                                         Institutional Class Shares            50,000,000

            Long Term Corporate Bond Fund                  Investment Class Shares             50,000,000
                                                         Institutional Class Shares            50,000,000

         As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of six hundred million (600,000,000) shares of common stock of the par value of $0.001 per share and of the aggregate par value of six hundred thousand dollars ($600,000), of which the Board of Directors has designated five hundred million (500,000,000) common shares into portfolios and classes and classified the shares of each portfolio and class as follows:

                                               Current Classification of Shares

                                                                                                 Number of
                        Name of Portfolio                      Class Designation             Shares Allocated

            Large Company Growth Portfolio                  Investment Class Shares             50,000,000
                                                          Institutional Class Shares            50,000,000

            Large Company Value Portfolio                   Investment Class Shares             50,000,000
                                                          Institutional Class Shares            50,000,000

            Small Company Growth Portfolio                  Investment Class Shares             50,000,000
                                                          Institutional Class Shares            50,000,000

            Small Company Value Portfolio                   Investment Class Shares             50,000,000
                                                          Institutional Class Shares            50,000,000

            Wilshire 5000 Plus Fund                         Investment Class Shares             50,000,000
                                                          Institutional Class Shares            50,000,000

         FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Wilshire 5000 Plus Fund shall be as set forth in the Corporation's Articles of Incorporation, as supplemented, and shall be subject to all provisions of the Articles of Incorporation, as supplemented, relating to shares of the Corporation generally.

         IN WITNESS WHEREOF, Wilshire Target Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation; that to the best of their knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects; and that this statement is made under the penalties of perjury.

Date: June 8, 1998
                                                    WILSHIRE TARGET FUNDS, INC.

[CORPORATE SEAL]
                                                     By:/s/Thomas D. Stevens
                                                     Name: Thomas D. Stevens
                                                     Title:   President

Attest:


By:/s/ Alan L. Manning
Name: Alan L. Manning
Title: Vice-President